SCHEDULE 14 C

                INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Check the appropriate box:

                     [  ] Preliminary information statement
                      [ X ] Definitive information statement

 Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

                          PARAMCO FINANCIAL GROUP, INC.
                  (NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

                Payment of Filing Fee (Check the appropriate box):

                               [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: Not Applicable. (2) Aggregate number of securities to which transaction applies: Not Applicable.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable. (4) Proposed maximum aggregate value of transaction: Not Applicable.
(5) Total fee paid: Not Applicable.

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: Not Applicable.
(2) Form, Schedule or Registration Statement No. : Not Applicable. (3) Filing
Party: Not Applicable. (4) Date Filed: Not Applicable.



                          PARAMCO FINANCIAL GROUP, INC.
                       4610 South Ulster Street, Suite 150
                             Denver, Colorado 80237
                                 (720) 528-7303

                                 April ___, 2004

Dear Stockholder:

         This Information Statement is being provided to inform you that the Board of Directors and the holders of a majority of the outstanding common stock of Paramco Financial Group, Inc., a Delaware corporation (the "Company"), has delivered to the Company written consent to the following action:

                  Authorizing the board of directors of the Company to change the corporate name to any name selected by the board of directors.

         The actions taken by the holders of a majority of the outstanding common stock will become effective twenty (20) days from the date hereof.

         This Information Statement is being provided to you for information purposes only. Your vote is not required to approve the action. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

Very truly yours,



/s/Douglas G. Gregg
Douglas G. Gregg, President




                              INFORMATION STATEMENT
                                       OF
                          PARAMCO FINANCIAL GROUP, INC.

                       NOTICE TO STOCKHOLDERS PURSUANT TO
              SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934


         This Information Statement is being furnished to the holders of common stock, no par value per share (the "Company Common Stock"), of Paramco Financial Group, Inc., a Delaware corporation (the "Company") to inform you that the Board of Directors of the Company and the holders of a majority of the outstanding Company Common Stock have authorized, by written consent dated March 24, 2004, the board of directors of the Company to change the corporate name to any name selected by the board of directors

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                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                        REQUESTED NOT TO SEND US A PROXY
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         There were 53,554,960 shares of our common stock and 131,000 shares of preferred stock outstanding at the close of business on March 24, 2004, the record date for shares entitled to notice of and to sign written consents in connection with the Reincorporation. In connection with the amendment to the Certificate of Incorporation. Each share of our common stock is entitled to one vote and each share of our preferred stock is entitled to no votes because each share of preferred stock is entitled to vote the number of shares of common stock issuable upon conversion.

         Prior to the mailing of this Information Statement, certain of our officers, directors and affiliates, who represent a majority of our outstanding voting shares, signed written consents approving the amendment to the Certificate of Incorporation. As a result, the amendment has been approved and neither a meeting of our stockholders nor additional written consents are necessary.


                         AMENDMENT TO THE CERTIFICATE OF
                     INCORPORATION TO CHANGE NAME OF COMPANY

         Pursuant to the Consent, the name of the Company may be changed by resolution of the Board of Directors from "Paramco Financial Group, Inc." to any name selected by the Board of Directors. The name change will become effective upon the proper filing of Certificate of Amendment to the Certificate of Incorporation.

         The decision to authorize the Board of Directors to change the name of the Company was based on the desire of management to enable a name change in the event the Company merges with or acquires a business different from the Company's present business purpose.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 MAY BE OBTAINED BY WRITTEN REQUEST FROM Mr. Douglas
G. Gregg, President, Paramco Financial Group, Inc., 4610 South Ulster Street, Suite 150, Denver, Colorado 80237. Copies of can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. We file documents and reports electronically through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") which is publicly available through the Commission's Internet World Wide website, http://www.sec.gov.

                                 STOCK OWNERSHIP

         The following table sets forth information as of the Record Date, regarding the beneficial ownership of our common stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of our common stock, (ii) by each director, the chief executive officer and each of the other executive officers that were paid more than $100,000 during the last fiscal year, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

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                                  Percentage of
                                  Shares Beneficially  Outstanding Shares
             Name(1)                     Owned
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===========================================================================
Douglas G. Gregg (2)                   20,612,505            86.92%
Paul S. Sidey (3)                      2,772,725             11.69%
Airline Communications, Ltd.(4)        13,299,998            56.08%
Ashord  Capital LLC (5)                 131,000              100.00%
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All Officers and Directors as          23,385,230            98.61%
 a group (2 Person) (6)
===========================================================================

         (1) Except as otherwise noted, it is believed by the Company that all persons have full voting and investment power with respect to the shares, except as otherwise specifically indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as warrants or options to purchase the Common Stock of the Company.

         (2) All shares referenced herein constitute shares of our common stock. Such number includes 13,299,998 shares held in the name of Airline Communications, Ltd., of which Mr. Gregg is the director, President, Secretary, and sole shareholder. Mr. Gregg's address is 4610 So. Ulster Street, Suite 150, Denver, CO 80237.

         (3) All shares referenced herein constitute shares of our common stock. Mr. Sidey's address is 4610 So. Ulster Street, Suite 150, Denver, CO 80237.

         (4) All shares referenced herein constitute shares of our common stock and have also been included in Mr. Gregg's holdings, as he is the director, President, Secretary, and sole shareholder of Airline Communications, Ltd. Its address is 16025 Sequoia Drive, Parker, CO 80134.

         (5) All shares referenced herein constitute shares of our Series A Preferred Stock, all, but not less than all of which are convertible at any time into three percent of our then outstanding common stock. Ashford's address is 65 Enterprise, Aliso Viejo, CA 92650.

         (6) All shares referenced herein constitute shares of our common stock and includes all shares described in Notes 2 through 4, above.


                        LIMITATION ON SALES BY AFFILIATES

         Because the Company had no revenue during its past fiscal year, it is subject to the limitations set forth in the Ken Worm no-action letter. The Securities and Exchange Commission has expressed the view that the promoters and affiliates of the Company, as well as their transferees, are "underwriters" of the Company's securities. Accordingly, securities held by promoters or affiliates can only be resold through registration under the Securities Act of 1933. Douglas G. Gregg, Paul S. Sidey and Airline Communications, Ltd. are affiliates of the Company. Therefore, the resale safe harbor of Rule 144 under the Securities Act of 1933 is not available for resale transactions because the resale transactions are considered a distribution to the public without compliance with the registration requirements of the Securities Act of 1933.